Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Manitex International, Inc. (the “Company”), hereby certify that, to the best of our knowledge, the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2019 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Steve Filipov
Name:	Steve Filipov
Title:	Chief Executive Officer and Director
(Principal Executive Officer of Manitex International, Inc.)

Dated: November 8, 2019

By:	/s/ Laura R. Yu
Name:	Laura R. Yu
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer of Manitex International, Inc.)

Dated: November 8, 2019